Exhibit 10.6

Affiliate’s Agreement

February 22, 2007

1st Pacific Bancorp and 1st Pacific Bank of California

4275 Executive Square, Suite 650

La Jolla, California  92037

Attention:  Dr. James G. Knight, Chairman

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Reorganization and Merger, dated as of February 22, 2007 (the “Reorganization Agreement”), by and among 1st Pacific Bancorp (“Company”), 1st Pacific Bank of California (“Bank”) and Landmark National Bank (“Seller”), which Reorganization Agreement provides for the merger of Seller with and into Bank (the “Merger”), in a transaction in which, among other things, shares of the common stock, $5.00 par value, of Seller (“Seller Common Stock”) will be converted into the right to receive shares of common stock, no par value, of Company (“Company Common Stock”) and/or cash, as more fully provided therein.

The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”); that the undersigned may be deemed to be an “affiliate” of Seller within the meaning of Rule 145; and that, accordingly, the shares of Company Common Stock which the undersigned may acquire in connection with the Merger may be disposed of only in conformity with the provisions hereof.

The capitalized terms used and not defined herein shall have the meaning set forth in the Reorganization Agreement.

1.                                       The undersigned, after inquiry of any agent with discretionary power to transfer the undersigned’s shares of Seller Common Stock, represents, warrants and agrees as follows:

(a)                                  The undersigned has full power to execute this Affiliate’s Agreement and to make the representations, warranties and agreements herein, and to perform his, her or its obligations hereunder.

(b)                                 The undersigned is currently the owner of that number of shares of Seller Common Stock set forth in Schedule 1 hereto (the “Seller Shares”) and has held the Seller Shares at all times since January 1, 2005, unless otherwise set forth in Schedule 1.

(c)                                  The undersigned currently owns no shares of Company Common Stock and has not owned any shares of Company Common Stock since January 1, 2005, except as otherwise disclosed on Schedule 1 to this Agreement.  The undersigned shall not sell, margin, sell short, purchase, contract to purchase or sell or otherwise have any financial interest, directly or indirectly in any transaction involving shares of Company Common Stock from the date hereof until after the Merger.

(d)                                 The undersigned shall not purchase, sell, transfer or otherwise dispose of, or reduce the undersigned’s risk of ownership or investment in any of the Seller Shares prior to the Merger.

(e)                                  Other than in exchange for Company Common Stock and/or cash pursuant to the Merger, the undersigned has no present plan or intent to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned’s risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a “Sale”) of the Seller Shares or any of the shares of Company Common Stock to be received by the undersigned pursuant to the Merger.

(f)                                    The undersigned has not engaged in a Sale of any shares of Seller Common Stock at any time since January 1, 2005 unless otherwise set forth in Schedule 1.

(g)                                 The undersigned is not aware of or participating in any plan or intention on the part of the Seller’s shareholders (a “Plan”) to engage in a Sale of Company Common Stock to be received by such Seller shareholders pursuant to the Merger that will reduce such Seller shareholders’ ownership of Company Common Stock to a number of shares having, in the aggregate, a value at the Effective Time of less than 50% of the total fair market value of the Seller Shares or Seller Common Stock outstanding immediately prior to the Merger.  For purposes of this representation, shares of the Seller Stock disposed of in a Sale (including through the exercise of dissenters’ rights) will be considered to be outstanding stock of Seller immediately prior to the Merger that was exchanged for Company Common Stock in the Merger, and then disposed of pursuant to a Plan.

(h)                                 The undersigned has no present plan or intent to (i) engage in a Sale of the Seller Shares (other than in exchange for Company Common Stock and/or cash pursuant to the Merger), or (ii) exercise dissenters’ rights in connection with the Merger.

(i)                                     The representations contained herein shall be true and correct at all times from the date hereof through the Effective Time.

(j)                                     The undersigned has consulted such legal and financial counsel as the undersigned deems appropriate in connection with the execution of this Affiliate’s Agreement.

2.                                       Company agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission (“SEC”) necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act.

3.                                       Company acknowledges that the provisions of Section 1(e) of this Affiliate’s Agreement will be satisfied as to any sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker’s letter or opinion of counsel stating that the requirements of Rule 145 have been met; provided, however, that if counsel for Company reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by Company in connection with a proposed disposition, the undersigned shall furnish to Company a copy of a “no action” letter or other communication from the staff of the SEC or an opinion of counsel in form and substance reasonably satisfactory to Company and its counsel, to the effect that the applicable provisions of Paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

4.                                       The undersigned also understands that stop transfer instructions will be given to Company’s transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND 1ST PACIFIC BANCORP, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF 1ST PACIFIC BANCORP.”

Company agrees that such stop transfer instructions and legend will be promptly removed if there has been compliance with the provisions of Section 3.

5.                                       This Affiliate’s Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding the Restricted Securities of the undersigned as collateral.

IN WITNESS WHEREOF, the undersigned has executed the foregoing Affiliate’s Agreement as of the date first above written.

Very truly yours,

By:

Agreed to and Accepted:

1ST PACIFIC BANCORP

By:
Name:

By:
Name: